UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 31, 2009

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 17, 2009, Extreme Networks, Inc. ( the “Company”) issued a press release announcing that Karen M. Rogge has resigned as Senior Vice President and Chief Financial Officer effective July 20, 2009.

On July 31, 2009, the Company and Ms. Rogge entered into a Resignation and Consulting Agreement and General Release of Claims. Under the terms of the Agreement, the Company will provide Ms. Rogge with a payment of $175,000 (an amount equal to six months’ base salary at the time of Ms. Rogge’s resignation), less applicable withholding, in consideration for a release of claims. This payment will be made on August 31, 2009, subject to Ms. Rogge’s compliance with the terms of the Agreement. In addition, the Company and Ms. Rogge agreed that, when and if requested by the Company, Ms. Rogge will provide consulting services to the Company as an independent contractor during the six-month period following her resignation. In consideration for these services, Ms. Rogge will be paid $200 per hour for any hours of consulting services that she actually provides to the Company.

A copy of Ms. Rogge’s Resignation and Consulting Agreement and General Release of Claims is attached as Exhibits 10.26 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.26.	Resignation and Consulting Agreement and General Release of Claims, dated July 31, 2009, between Extreme Networks, Inc. and Karen Rogge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009

EXTREME NETWORKS, INC.

By:	/s/ Mark A. Canepa
Mark A. Canepa
President & Chief Executive Officer

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